Exhibit 99.1

For Immediate Release
Jones Apparel Group, Inc.
Investor Contact:	John T. McClain, Chief Financial Officer Jones Apparel Group (212) 642-3860
Media Contacts:	Joele Frank and Sharon Stern Joele Frank, Wilkinson Brimmer Katcher (212) 355-4449

JONES APPAREL GROUP, INC. REPORTS 2008 FOURTH QUARTER
 AND FULL YEAR FINANCIAL RESULTS

New York, New York - February 11, 2009 - Jones Apparel Group, Inc. (NYSE: JNY) today reported results for the fourth quarter and year ended December 31, 2008. Revenues for the fourth quarter of 2008 were $847 million, as compared with $839 million for the fourth quarter of 2007. Revenues for the full year 2008 were $3,616 million, as compared with $3,849 million for the full year 2007. The Company's exit from certain moderate sportswear lines, which was substantially complete by December 31, 2007, impacted the year by approximately $270 million and was the primary driver of the year-over-year decrease.

The Company reported adjusted earnings per share from continuing operations (which excludes impairments of goodwill and trademarks in our footwear and accessories businesses, the impact of severance and other expenses related to our restructuring activities, repositioning of the l.e.i. brand and certain other charges) of $(0.04) for the fourth quarter of 2008, as compared with adjusted earnings per share from continuing operations of $0.09 in the same period last year. Adjusted earnings per share from continuing operations on a full year basis were $0.88 in 2008, compared with 2007 adjusted earnings per share of $1.26 (see reconciliation of adjusted earnings to reported earnings in the accompanying schedule).

As reported under generally accepted accounting principles ("GAAP"), the Company reported a loss of $(10.08) per share from continuing operations for the fourth quarter of 2008, as compared with a loss of $(1.01) per share from continuing operations for the same period last year. On a full year basis, the Company reported a loss from continuing operations of $(9.24) per share and income from continuing operations of $0.45 per share for 2008 and 2007, respectively. The 2008 results include non-cash impairment charges of approximately $838 million for certain goodwill and trademarks within our Wholesale Footwear and Accessories business. The full year 2007 results also included non-cash goodwill and impairment charges of approximately $166 million, primarily relating to the exited moderates sportswear lines. Charges in both periods were a result of the Company's required impairment evaluations under GAAP. The 2008 fourth quarter results also include charges relating to the initiation of certain cost reduction actions of $7 million. Those measures are expected to result in annual cost savings of approximately $33 million.

Wesley R. Card, Jones Apparel Group President and Chief Executive Officer, stated: "Our fourth quarter results are in line with the guidance we provided last month. Consistent with the retail industry in general, our operating results were heavily impacted by the highly promotional climate and weak holiday season. We are pleased to have generated positive operating cash flow in a very tough environment and that our financial position remained strong."

Cash provided by continuing operating activities during 2008 was $176 million, an improvement of $56 million when compared with 2007. The improvement in cash flow was largely driven by enhanced working capital management, the receipt of an income tax refund during 2008 and the absence of the final payment associated with exiting the Polo Jeans Company business. The Company has no amounts drawn under its $600 million of committed revolving credit facilities.

The following notable events have recently occurred:

  amended the terms and conditions of the credit facilities that were to mature in 2009 and 2010 to enhance financial flexibility;
  elected two independent directors to the Board, Robert L. Mettler and Margaret H. Georgiadis;
  announced Nine West Vintage America Collection, which will launch in Fall 2009 and feature an assortment of casual chic footwear, accessories and denim;
  announced l.e.i. sundresses by Taylor Swift, which will be available at Walmart stores nationwide in February 2009; and
  launched "JNY Style Miles,"a new program featuring Lloyd Boston to help women maximize their wardrobes (available at www.jny.com).

John T. McClain, Jones Apparel Group Chief Financial Officer, commented: "We ended the quarter with $338 million in cash, an increase of $35 million compared with last year. Our revolver is undrawn, and our total debt balances remain unchanged at approximately $780 million. As we look to 2009, we will maintain a conservative approach to cash management through cautious inventory purchases and controlled spending."

Mr. Card concluded: "We will continue to take decisive and proactive actions to enable us to improve performance and enhance value for all stakeholders. Through disciplined and careful management of working capital, a significant slowing of capital expenditures, and vigilant control of expenses and overhead, we will maintain the strength of our business during this difficult time and emerge as a stronger and leaner Company when the economy rights itself. As always, we remain focused on maintaining excellent customer relationships and carefully investing in new projects to promote our core brands, which will enable us to increase market share and drive profitability."

The Company's Board of Directors has declared a regular quarterly cash dividend of $0.05 per share to all common stockholders of record as of February 27, 2009, for payment on March 13, 2009.

The Company will host a conference call with management to discuss these results at 8:30 a.m. eastern time today, which is accessible by dialing 412-858-4600 or through a web cast at www.jonesapparel.com (under Investor Relations/Conference Schedule). The call will be recorded and made available through February 17, 2009 and may be accessed by dialing 877-344-7529. Enter account number 427023. A slide presentation will accompany the prepared remarks and has been posted with the webcast on the Company's website.

Presentation of Financial Information
Financial information discussed in this press release includes both GAAP and non-GAAP measures, which include or exclude certain items. These non-GAAP measures differ from reported results and are intended to illustrate what management believes are relevant period-over-period comparisons. A complete reconciliation of reported GAAP results to the comparable non-GAAP information appears in the financial tables section of this press release.

About Jones Apparel Group, Inc.
Jones Apparel Group, Inc. (www.jonesapparel.com) is a leading designer, marketer and wholesaler of branded apparel, footwear and accessories. The Company also markets directly to consumers through its chain of specialty retail and value-based stores. The Company's nationally recognized brands include Jones New York, Nine West, Anne Klein, Gloria Vanderbilt, Kasper, Bandolino, Easy Spirit, Evan-Picone, l.e.i., Energie, Enzo Angiolini, Joan & David, Mootsies Tootsies, Sam & Libby, Napier, Judith Jack, Albert Nipon and Le Suit. The Company also markets costume jewelry under the Givenchy brand licensed from Givenchy Corporation, footwear under the Dockers Women brand licensed from Levi Strauss & Co., and apparel under the Rachel Roy brand licensed from Rachel Roy IP Company, LLC. Each brand is differentiated by its own distinctive styling, pricing strategy, distribution channel and target consumer. The Company contracts for the manufacture of its products through a worldwide network of quality manufacturers. The Company has capitalized on its nationally known brand names by entering into various licenses for several of its trademarks, including Jones New York, Anne Klein New York, Nine West, Gloria Vanderbilt, l.e.i. and Evan-Picone, with select manufacturers of women's and men's products which the Company does not manufacture. For more than 30 years, the Company has built a reputation for excellence in product quality and value, and in operational execution.

Forward Looking Statements
Certain statements contained herein are "forward-looking statements"within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding the Company's expected financial position, business and financing plans are forward-looking statements. The words "believes,""expect,""plans,""intends,""anticipates"and similar expressions identify forward-looking statements. Forward-looking statements also include representations of the Company's expectations or beliefs concerning future events that involve risks and uncertainties, including:

  those associated with the effect of national, regional and international economic conditions;
  lowered levels of consumer spending resulting from a general economic downturn or lower levels of consumer confidence;
  the tightening of the credit markets and our ability to obtain credit on satisfactory terms;
  given the uncertain economic environment, the possible unwillingness of committed lenders to meet their obligations to lend to borrowers, in general;
  the performance of the Company's products within the prevailing retail environment;
  customer acceptance of both new designs and newly-introduced product lines;
  the Company's reliance on a few department store groups for large portions of the Company's business;
  consolidation of the Company's retail customers;
  financial difficulties encountered by customers;
  the effects of vigorous competition in the markets in which the Company operates;
  the Company's ability to attract and retain qualified executives and other key personnel;
  the Company's reliance on independent foreign manufacturers;
  changes in the costs of raw materials, labor, advertising and transportation;
  the general inability to obtain higher wholesale prices for the Company's products that the Company has experienced for many years;
  the uncertainties of sourcing associated with an environment in which general quota has expired on apparel products but litigation and political activity seeking to re-impose quotas have been initiated;
  the Company's ability to successfully implement new operational and financial computer systems; and
  the Company's ability to secure and protect trademarks and other intellectual property rights.

A further description of these risks and uncertainties and other important factors that could cause actual results to differ materially from the Company's expectations can be found in the Company's Annual Report on Form 10-K for the year ended December 31, 2007, including, but not limited to, the Statement Regarding Forward-Looking Disclosure and Item 1A-Risk Factors therein, and in the Company's other filings with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, such expectations may prove to be incorrect. The Company does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

JONES APPAREL GROUP, INC.
CONSOLIDATED OPERATING RESULTS

All amounts in millions, except per share data

	FOURTH QUARTER (Unaudited)				FULL YEAR
	2008		2007		2008		2007
Net sales	$830.5	98.1%	$822.4	98.1%	$3,562.6	98.5%	$3,793.3	98.6%
Licensing income	15.6	1.8	15.2	1.8	52.1	1.4	52.0	1.4
Service and other revenue	0.8	0.1	0.9	0.1	1.7	0.0	3.2	0.1

Total revenues	846.9	100.0	838.5	100.0	3,616.4	100.0	3,848.5	100.0
Cost of goods sold	597.0	70.5	580.9	69.3	2,440.2	67.5	2,609.1	67.8

Gross profit	249.9	29.5	257.6	30.7	1,176.2	32.5	1,239.4	32.2
SG&A expenses	260.1	30.7	269.2	32.1	1,069.2	29.6	1,100.4	28.6
Trademark impairments	25.2	3.0	7.5	0.9	25.2	0.7	88.0	2.3
Goodwill impairments	813.2	96.0	78.0	9.3	813.2	22.5	78.0	2.0

Loss from operations	(848.6)	(100.2)	(97.1)	(11.6)	(731.4)	(20.2)	(27.0)	(0.7)
Net interest expense and financing costs	(11.6)	(1.4)	(7.7)	(0.9)	(41.6)	(1.2)	(47.8)	(1.2)
Gain on sale of interest in Australian joint venture	-	-	8.2	1.0	0.8	0.0	8.2	0.2
Equity in (loss) earnings of unconsolidated affiliates	(0.3)	(0.0)	5.0	0.6	(0.7)	(0.0)	8.1	0.2

Loss from continuing operations before taxes	(860.5)	(101.6)	(91.6)	(10.9)	(772.9)	(21.4)	(58.5)	(1.5)
Benefit for income taxes	(37.7)	(4.5)	(5.8)	(0.7)	(6.6)	(0.2)	(104.4)	(2.7)

(Loss) income from continuing operations	(822.8)	(97.2)	(85.8)	(10.2)	(766.3)	(21.2)	45.9	1.2
(Loss) income from discontinued operations, net of tax	(0.1)	(0.0)	(4.0)	(0.5)	0.9	0.0	265.2	6.9

Net (loss) income	$(822.9)	(97.2)%	$(89.8)	(10.7)%	$(765.4)	(21.2)%	$311.1	8.1%

Shares outstanding - diluted	81.6		84.8		82.9		101.3
(Loss) earnings per share - diluted
(Loss) income from continuing operations	$(10.08)		$(1.01)		$(9.24)		$0.45
(Loss) income from discontinued operations	$-		$(0.05)		$0.01		$2.62
Net (loss) income	$(10.08)		$(1.06)		$(9.23)		$3.07

Percentages may not add due to rounding.

JONES APPAREL GROUP, INC.
CONSOLIDATED OPERATING RESULTS

As required by the Securities and Exchange Commission Regulation G, the following table contains information regarding the non-GAAP adjustments used by the Company in the presentation of its financial results:

All amounts in millions, except per share data

	FOURTH QUARTER (Unaudited)		FULL YEAR
	2008	2007	2008	2007
(Loss) income from continuing operations (as reported)	$(822.8)	$(85.8)	$(766.3)	$45.9
Benefit for income taxes	(37.7)	(5.8)	(6.6)	(104.4)
Gain on sale of Mexican operations	-	-	(0.2)	-
Write-off of line of credit fees	0.8	-	0.8	-
Items affecting segment income:
Gain on sale of Australian joint venture (a)	-	(8.2)	-	(8.2)
Goodwill impairments (b)	813.2	78.0	813.2	78.0
Trademark impairments (b,c)	25.2	7.5	25.2	88.0
Severance and other costs related to the exit of certain moderate product lines and other restructuring costs	12.3	23.3	44.1	93.7

Adjusted (loss) income from continuing operations before taxes	(9.0)	9.0	110.2	193.0
Adjusted (benefit) provision for income taxes	(5.7)	1.2	36.6	64.9

Adjusted (loss) income from continuing operations	$(3.3)	$7.8	$73.6	$128.1

(Loss) earnings per share from continuing operations - diluted (as reported)	$(10.08)	$(1.01)	$(9.24)	$0.45
Benefit for income taxes	(0.46)	(0.07)	(0.08)	(1.03)
Gain on sale of Mexican operations	-	-	(0.00)
Write-off of line of credit fees	0.01	-	0.01	-
Items affecting segment income:
Gain on sale of Australian joint venture (a)	-	(0.10)	-	(0.08)
Goodwill impairments (b)	9.96	0.92	9.81	0.77
Trademark impairments (b,c)	0.31	0.09	0.30	0.87
Severance and other costs related to the exit of certain moderate product lines and other restructuring costs	0.15	0.27	0.53	0.92

Adjusted (loss) income from continuing operations before taxes	(0.11)	0.10	1.33	1.90
Adjusted (benefit) provision for income taxes	(0.07)	0.01	0.44	0.64
Adjustment for using diluted share count (d)	-	-	(0.01)	-

Adjusted (loss) earnings per share from continuing operations - diluted	$(0.04)	$0.09	$0.88	$1.26

Non-GAAP adjustments affecting revenue by segment:
Wholesale better apparel	$-	$-	$-	$-
Wholesale jeanswear (e)	0.9	9.3	10.8	32.7
Wholesale footwear and accessories	-	-	-	-
Retail	-	-	-	-
Licensing, other & eliminations (f)	-	-	0.5	-

Total	$0.9	$9.3	$11.3	$32.7

Non-GAAP adjustments affecting income by segment:
Wholesale better apparel (g)	$1.8	$4.3	$1.6	$13.8
Wholesale jeanswear (e)	2.1	16.7	26.5	54.7
Wholesale footwear and accessories (h)	6.0	0.4	9.8	1.8
Retail (h)	1.3	1.2	2.0	3.6
Licensing, other & eliminations (f)	26.3	8.2	29.4	107.8

Total	$37.5	$30.8	$69.3	$181.7

Adjusted segment margins
Wholesale better apparel	2.9%	0.2%	10.0%	11.1%
Wholesale jeanswear	2.5	(2.7)	5.6	4.9
Wholesale footwear and accessories	0.4	7.1	6.5	10.8
Retail	(6.7)	(1.5)	(7.2)	(5.3)

Total	0.2%	1.4%	4.2%	6.0%

(a)	Represents the gain recorded in relation to the sale of our interest in the Nine West Australia joint venture in December 2007.
(b)	Represents the impairments recorded as a result of the annual valuation of the fair value of our indefinite-lived intangible assets and goodwill in accordance with GAAP.
(c)	Represents the impairments recorded in accordance with SFAS No. 142, resulting from the exit from certain of our moderate sportswear brands.
(d)	In accordance with SFAS No. 128, the calculation of diluted shares for the purpose of generating GAAP EPS does not include any antidilutive items (options and restricted stock) that would result in a lower loss per share. Since the non-GAAP adjustments would result in projected adjusted net income, these items would become dilutive to EPS. This adjustment represents the impact of including these dilutive items in the calculation of diluted shares for generating the projected adjusted EPS.
(e)	2008 includes costs related to the moderate sportswear shutdown announced in May 2007, and the repositioning of l.e.i. as an exclusive product for Walmart announced in February 2008, and other restructuring costs. 2007 is inclusive of the shutdown of certain moderate sportswear brands announced in May 2007, the gain on the sale of facility and equipment under the Mexico restructuring, and occupancy expenses related to the shutdown of a distribution center along with other restructuring costs.
(f)	2008 includes the trademark impairments discussed above in letter (b), items related to the repositioning of l.e.i. as an exclusive product for Walmart announced in February 2008, and other restructuring costs. 2007 relates to the trademark impairments discussed above under letter (b), and other restructuring costs.
(g)	2008 includes severance and and other restructuring costs. 2007 includes severance, occupancy expenses related to the shutdown of two distribution centers, and other restructuring costs.
(h)	2008 and 2007 include severance, accelerated depreciation and other restructuring related costs.

JONES APPAREL GROUP, INC.
SEGMENT INFORMATION
(UNAUDITED)

All amounts in millions

	Wholesale Better Apparel	Wholesale Jeanswear	Wholesale Footwear & Accessories	Retail	Licensing, Other & Eliminations	Consolidated
For the fiscal quarter ended December 31, 2008
Revenues from external customers	$228.5	$201.6	$200.5	$200.7	$15.6	$846.9
Intersegment revenues	29.6	0.8	18.4	-	(48.8)	-

Total revenues	258.1	202.4	218.9	200.7	(33.2)	846.9

Segment income (loss)	$5.6	$2.9	$(5.1)	$(14.8)	$(24.0)	(35.4)

Segment Margin	2.2%	1.4%	(2.3% )	(7.4% )		(4.2% )
Net interest expense						(11.6)
Goodwill impairment						(813.2)
Equity in loss of unconsolidated affiliates						(0.3)

Loss from continuing operations before benefit for income taxes						$(860.5)

Segment revenues	$258.1	$202.4	$218.9	$200.7	$(33.2)	$846.9
Adjustments affecting segment revenues	-	0.9	-	-	-	0.9

Adjusted segment revenues	$258.1	$203.3	$218.9	$200.7	$(33.2)	$847.8

Segment income (loss)	$5.6	$2.9	$(5.1)	$(14.8)	$(24.0)	$(35.4)
Adjustments affecting segment income	1.8	2.1	6.0	1.3	26.3	37.5

Adjusted segment income (loss)	$7.4	$5.0	$0.9	$(13.5)	$2.3	$2.1

Adjusted segment margin	2.9%	2.5%	0.4%	(6.7% )		0.2%

For the fiscal quarter ended December 31, 2007
Revenues from external customers	$210.6	$177.6	$222.8	$211.8	$15.7	$838.5
Intersegment revenues	30.7	1.5	19.8	-	(52.0)	-

Total revenues	241.3	179.1	242.6	211.8	(36.3)	838.5

Segment (loss) income	$(3.9)	$(21.8)	$16.8	$(4.3)	$(5.9)	(19.1)

Segment Margin	(1.6% )	(12.2% )	6.9%	(2.0% )		(2.3% )
Net interest expense						(7.7)
Goodwill impairment						(78.0)
Gain on sale of interest in Australian joint venture						8.2
Equity in earnings of unconsolidated affiliates						5.0

Loss from continuing operations before benefit for income taxes						$(91.6)

Segment revenues	$241.3	$179.1	$242.6	$211.8	$(36.3)	$838.5
Adjustments affecting segment revenues	-	9.3	-	-	-	9.3

Adjusted segment revenues	$241.3	$188.4	$242.6	$211.8	$(36.3)	$847.8

Segment (loss) income	$(3.9)	$(21.8)	$16.8	$(4.3)	$(5.9)	$(19.1)
Adjustments affecting segment income	4.3	16.7	0.4	1.2	8.2	30.8

Adjusted segment income (loss)	$0.4	$(5.1)	$17.2	$(3.1)	$2.3	$11.7

Adjusted segment margin	0.2%	(2.7% )	7.1%	(1.5% )		1.4%

JONES APPAREL GROUP, INC.
SEGMENT INFORMATION

All amounts in millions

	Wholesale Better Apparel	Wholesale Jeanswear	Wholesale Footwear & Accessories	Retail	Licensing, Other & Eliminations	Consolidated
For the year ended December 31, 2008
Revenues from external customers	$1,098.7	$796.5	$938.3	$730.2	$52.7	$3,616.4
Intersegment revenues	146.5	3.8	81.8	-	(232.1)	-

Total revenues	1,245.2	800.3	1,020.1	730.2	(179.4)	3,616.4

Segment income (loss)	$122.3	$18.8	$56.4	$(54.3)	$(61.6)	81.6

Segment Margin	9.8%	2.3%	5.5%	(7.4% )		(2.3% )
Net interest expense						(41.6)
Goodwill impairment						(813.2)
Equity in loss of unconsolidated affiliates						(0.7)
Gain on sale of Mexican operations and interest in Australian joint venture						1.0

Loss from continuing operations before benefit for income taxes						$(772.9)

Segment revenues	$1,245.2	$800.3	$1,020.1	$730.2	$(179.4)	$3,616.4
Adjustments affecting segment revenues	-	10.8	-	-	0.5	11.3

Adjusted segment revenues	$1,245.2	$811.1	$1,020.1	$730.2	$(178.9)	$3,627.7

Segment income (loss)	$122.3	$18.8	$56.4	$(54.3)	$(61.6)	$81.6
Adjustments affecting segment income	1.6	26.5	9.8	2.0	29.4	69.3

Adjusted segment income (loss)	$123.9	$45.3	$66.2	$(52.3)	$(32.2)	$150.9

Adjusted segment margin	10.0%	5.6%	6.5%	(7.2% )		4.2%

For the year ended December 31, 2007
Revenues from external customers	$1,101.0	$985.0	$955.8	$753.7	$53.0	$3,848.5
Intersegment revenues	155.8	10.7	72.6	-	(239.1)	-

Total revenues	1,256.8	995.7	1,028.4	753.7	(186.1)	3,848.5

Segment income (loss)	$126.0	$(4.2)	$109.2	$(43.2)	$(136.8)	51.0

Segment Margin	10.0%	(0.4% )	10.6%	(5.7% )		1.3%
Net interest expense						(47.8)
Goodwill impairment						(78.0)
Gain on sale of interest in Australian joint venture						8.2
Equity in earnings of unconsolidated affiliates						8.1

Loss from continuing operations before benefit for income taxes						$(58.5)

Segment revenues	$1,256.8	$995.7	$1,028.4	$753.7	$(186.1)	$3,848.5
Adjustments affecting segment revenues	-	32.7	-	-	-	32.7

Adjusted segment revenues	$1,256.8	$1,028.4	$1,028.4	$753.7	$(186.1)	$3,881.2

Segment income (loss)	$126.0	$(4.2)	$109.2	$(43.2)	$(136.8)	$51.0
Adjustments affecting segment income	13.8	54.7	1.8	3.6	107.8	181.7

Adjusted segment income (loss)	$139.8	$50.5	$111.0	$(39.6)	$(29.0)	$232.7

Adjusted segment margin	11.1%	4.9%	10.8%	(5.3% )		6.0%

JONES APPAREL GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

All amounts in millions

December 31,	2008	2007
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$338.3	$302.8
Accounts receivable	370.2	337.0
Inventories	509.5	523.9
Prepaid income taxes	16.9	30.6
Deferred taxes	28.0	33.9
Other current assets	42.6	65.9

TOTAL CURRENT ASSETS	1,305.5	1,294.1
Property, plant and equipment, at cost, less accumulated depreciation and amortization	301.0	312.1
Goodwill	160.7	973.9
Other intangibles, less accumulated amortization	590.8	618.0
Deferred taxes	14.2	1.3
Other assets	55.3	37.2

	$2,427.5	$3,236.6

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and capital lease obligations	$253.1	$4.8
Accounts payable	231.4	223.6
Income taxes payable	0.1	20.4
Accrued expenses and other current liabilities	127.3	146.8

TOTAL CURRENT LIABILITIES	611.9	395.6

NONCURRENT LIABILITIES:
Long-term debt and obligations under capital leases	528.9	777.7
Income taxes payable	20.8	-
Other	83.7	66.5

TOTAL NONCURRENT LIABILITIES	633.4	844.2

TOTAL LIABILITIES	1,245.3	1,239.8

STOCKHOLDERS' EQUITY	1,182.2	1,996.8

	$2,427.5	$3,236.6

JONES APPAREL GROUP, INC.
CONDENSED STATEMENTS OF CASH FLOWS

All amounts in millions

Year Ended December 31,	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(765.4)	$311.1
Less: Income from discontinued operations	(0.9)	(265.2)

(Loss) income from continuing operations	(766.3)	45.9

Adjustments to reconcile (loss) income from continuing operations to net cash provided by operating activities, net of acquisitions and divestitures:
Amortization of employee stock options and restricted stock	12.3	14.0
Depreciation and other amortization	80.8	76.5
Goodwill Impairment	813.2	78.0
Trademark impairments	25.2	88.0
Provision for losses on accounts receivable	10.3	0.2
Deferred taxes	(5.0)	8.7
Other items, net	3.1	(9.4)
Changes in operating assets and liabilities:
Accounts receivable	(45.2)	22.5
Inventories	11.1	9.6
Accounts payable	8.6	(55.5)
Income taxes payable/prepaid income taxes	12.8	(171.7)
Other assets and liabilities, net	14.6	12.7

Total adjustments	941.8	73.6

Net cash provided by operating activities of continuing operations	175.5	119.5
Net cash provided by operating activities of discontinued operations	-	39.0

Net cash provided by operating activities	175.5	158.5

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of Barneys, net of cash sold and selling costs	-	845.5
Capital expenditures	(71.2)	(111.2)
Investment in GRI Group Limited	(20.2)	-
Other	7.0	23.7

Net cash (used in) provided by investing activities of continuing operations	(84.4)	758.0
Net cash used in investing activities of discontinued operations	-	(40.5)

Net cash (used in) provided by investing activities	(84.4)	717.5

CASH FLOWS FROM FINANCING ACTIVITIES:
Net repayments under credit facilities	-	(100.0)
Proceeds from exercise of employee stock options	0.1	11.1
Purchases of treasury stock	1.0	(496.9)
Dividends paid	(47.4)	(57.2)
Other	(5.1)	(23.4)

Net cash used in financing activities of continuing operations	(51.4)	(666.4)
Net cash provided by financing activities of discontinued operations	-	17.9

Net cash used in financing activities	(51.4)	(648.5)

EFFECT OF EXCHANGE RATES ON CASH	(4.2)	3.8

NET INCREASE IN CASH AND CASH EQUIVALENTS	35.5	231.3
CASH AND CASH EQUIVALENTS, BEGINNING, including $7.2 reported under assets held for sale in 2007	302.8	71.5

CASH AND CASH EQUIVALENTS, ENDING	$338.3	$302.8